EXHIBIT 4.2
                        FORM OF SECURED NOTE

                        [FACE OF THE BOND]
                    AEROCENTURY FUND IV, INC.
                      SERIES A SECURED BOND


ISSUE DATE: _________


REGISTERED NO: ______               CUSIP NO. __________

         AeroCentury Fund IV, Inc.,a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company"), for value received, hereby promises to pay to __________________________________, or registered assigns, the principal sum of __________________________ DOLLARS ($__________) on the Stated
Maturity (as defined below) and to pay interest on the unpaid principal balance thereof from the Issue Date set forth above quarterly (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal until such principal is fully paid or made available for payment, at the Interest Rate per annum set forth below, such principal and interest being payable on February 1, May 1, August 1 and November 1 of each year (or if such date is not a Business Day, then the next immediate following Business Day), commencing on August 1, 1997, to the registered holder of this Bond at the close of business on the corresponding Regular Record Date (as defined on the reverse hereof). The principal of and interest on this Bond shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Any payment of principal or interest that is not paid when and as due shall bear interest at the Bond Interest Rate (as defined in the Indenture referred to on the reverse hereof) from the date due to the date of payment thereof, but only to the extent payment of such interest shall be lawful and enforceable.

         THE PRINCIPAL OF THIS BOND IS TO BE PAID IN FULL ON THE
STATED  MATURITY DATE. THE OUTSTANDING  PRINCIPAL  BALANCE AT ANY
GIVEN  TIME MAY BE  OBTAINED  BY  CONTACTING  THE  COMPANY OR THE
TRUSTEE.

         Reference is made to the further provisions of this Bond as set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Bond.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN  WITNESS  WHEREOF,   __________________________   has
caused this instrument to be signed by its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, and attested by a Secretary or any Assistant Secretary.

Dated:

[SEAL]                        AEROCENTURY FUND IV, INC.



Attest:                       By:______________________
                                   [Vice] President

By:_______________________
     [Assistant] Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Bonds
designated herein referred
to in the within-mentioned Indenture.

FIRST SECURITY BANK
NATIONAL ASSOCIATION,
as Trustee


By:______________________
     Authorized Signatory


                [FORM OF THE REVERSE OF THE BONDS]

         This Bond is one of a duly authorized issue of JetFleet III Series A Secured Bonds (the "Bonds") of the Company, to be issued under an Indenture of Trust dated as of February ___, 1997 (herein called the "Indenture"), between the Company and First Security Bank of Utah, National Association, as trustee (the "Trustee") and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights thereunder of the Company, the Trustee, and the Bondholders and the terms upon which the Bonds are, and are to be, authenticated and delivered. The Bonds may bear different dates, but will all mature on the same date (the "Stated Maturity Date"), which shall be April 30, 2005, unless such date is extended to a date not more than six months later by the Company, as provided in the Indenture. All terms used in this Bond that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, the Bonds are general obligations of the Company and are secured by the Trust Estate.

         All outstanding principal on this Bond shall be due and payable on the Stated Maturity Date. Until the entire principal amount hereof has been paid or made available for payment, commencing on the date of issue, unpaid principal will bear interest. Until the maturity date, interest shall be calculated quarterly, at a rate of 10% simple interest per annum.

         Payment of the unpaid principal amount of this Bond at the Stated Maturity shall be made upon presentment and surrender of this Bond to the Trustee at its Corporate Trust Office. Payments of interest on this Bond due and payable on each Payment Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) in the Bond Register as of the close of business on the fifteenth day of the month immediately preceding each Payment Date, whether or not a Business Day (the "Regular Record Date"). Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Regular Record Date, unless a different address is specified by the Bondholder for receipt of such checks.

         If an Event of Default (as defined in the Indenture) shall occur and be continuing with respect to the Bonds, the Bonds may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Bond may be registered on the Bond Register of the Company, upon surrender of this Bond for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a national bank or a commercial bank or by a member firm of the New York Stock Exchange or the American Stock Exchange, and upon presentation of such other documents as the Company or the Bond Registrar may reasonably require, and thereupon one or more new Bonds having the same Interest Rate and Stated Maturity as this Bond, of authorized denominations and in the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Prior to due presentment for registration of transfer of this Bond, the Company, the Trustee, and any agent of the Company or the Trustee may conclusively treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

         Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of more than 50% of the Aggregate Outstanding Amount for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Bondholders. The Indenture also permits the Holders of Bonds representing more than 50% of the outstanding principal amount of the Bonds, on behalf of the Holders of all Bonds of such Series, to waive certain past defaults under the Indenture and their consequences, except defaults in the payment of principal of or interest on any Bond or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of all the Bondholders. Any such consent or waiver by the Holder of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         The term "Company" as used in this Bond includes any successor to the Company under the Indenture.

         The Bonds are issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Bond is exchangeable for a like aggregate principal amount of Bonds having the same Interest Rate and Stated Maturity as this Bond, of different authorized denominations, as requested by the Holder surrendering same.

         This Bond and the Indenture shall be construed in accordance with, and governed by, the laws of the State of California applicable to agreements made and to be performed therein.

         The Bonds are not redeemable at the option of the Holders. The Company, at its option, may repay to all Bondholders on a pro-rata basis, based on outstanding principal, all or a portion of the outstanding principal of ("redeem") Bonds at any time after April 30, 2000.

         In any case where the date of any Payment Date, Special Payment Date, Redemption Date or Maturity shall not be a Business Day, then payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Special Payment Date, Redemption Date or Maturity, as the case may be, and no additional interest shall accrue for any period as a result of payment being made on such next succeeding Business Day.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place, and rate, and in the coin or currency, herein prescribed.



                       [FORM OF ASSIGNMENT]

         FOR   VALUE  RECEIVED, the  undersigned  hereby  sells,
assigns, and transfers unto


         (Please insert Social Security or other United States tax identifying number of assignee)

the within Bond of __________________________ standing in the name(s) of the undersigned in the Bond Register of the Company with respect to such Bond and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer such Bond in such Bond Register, with full power of substitution in the premises.


Dated:                      ___________________
                            Signature


                            ___________________
                            Signature

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of this Bond in every particular without alteration or any change whatsoever. The
signature(s)   must  be  guaranteed  by  a  national  bank  or  a
commercial bank, or by a member firm of the New York Stock Exchange or the American Stock Exchange. Notarized or witnessed signatures are not acceptable as guaranteed signatures.
Signature Guarantee:


By:  __________________
     Authorized Officer


Name of Institution

         [END OF FORM OF THE BONDS]